Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unless the context otherwise indicates, references herein to the “Company,” “we,” “our” and “us” refer, collectively, to Perella Weinberg Partners, a Delaware corporation, and its consolidated subsidiaries, and references to “PWP” (i) prior to the Business Combination (as defined below) are to PWP Holdings LP, a Delaware limited partnership (“PWP OpCo”), and its consolidated subsidiaries and (ii) following the consummation of the Business Combination are to Perella Weinberg Partners and its consolidated subsidiaries.
The following unaudited pro forma condensed combined statement of financial condition as of June 30, 2022 gives effect to the impact of the Company’s offer to the holders of its warrants (the “Warrants”) to purchase shares of its Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), the opportunity to receive 0.20 shares of Class A Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”) as if all Warrants were exchanged for Class A Common Stock on that date. The unaudited pro forma condensed combined statements of operations set forth financial information for (i) the year ended December 31, 2021 after giving effect to the Business Combination, our underwritten public offering of 3,502,033 shares of our Class A Common Stock completed on January 21, 2022 (the “January 2022 Offering”), the exchange of all Warrants for Class A Common Stock pursuant to the Offer and related adjustments as if they had been consummated on January 1, 2021 and (ii) the six months ended June 30, 2022 after only giving effect to the January 2022 Offering and the exchange of all Warrants for Class A Common Stock pursuant to the Offer as if they had been consummated on January 1, 2021 since the Business Combination is already reflected in PWP’s historical unaudited condensed consolidated financial statements for the six months ended June 30, 2022.
The unaudited pro forma condensed combined financial information was derived from the following historical financial statements:
•The historical unaudited condensed financial statements of FinTech Acquisition Corp. IV (“FTIV”) for the period from January 1, 2021 through June 24, 2021 (the “Closing Date”);
•The historical audited consolidated financial statements of PWP for the year ended December 31, 2021 included in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on July 7, 2022 (the “2021 Annual Report”); and
•The historical unaudited condensed consolidated financial statements of PWP as of and for the six months ended June 30, 2022 included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2022, filed with the SEC on August 4, 2022 (the “2022 Second Quarterly Report”).
The foregoing historical financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly attributable to the transactions referred to below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent our consolidated results of operations or consolidated financial position that would actually have occurred if the Business Combination, the January 2022 Offering, and the Offer had been consummated on the dates assumed or to project our consolidated results of operations or consolidated financial position for any future date or period.
The unaudited pro forma condensed combined financial information should also be read together with the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-4, filed with the SEC on July 22, 2022, as well as the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, all of which are included in the 2021 Annual Report and the 2022 Second Quarterly Report.

Description of the Business Combination
On June 24, 2021, the business combination (the “Business Combination”) contemplated by the Business Combination Agreement , dated as of December 29, 2020 (the “Business Combination Agreement”), by and among FTIV, FinTech Investor Holdings IV, LLC, a Delaware limited liability company, FinTech Masala Advisors, LLC, a Delaware limited liability company (together with FinTech Investor Holdings IV, LLC, “Sponsor”), PWP OpCo, PWP GP LLC, a Delaware limited liability company and the general partner of PWP OpCo (“PWP GP”), PWP Professional Partners LP, a Delaware limited partnership and a limited partner of PWP OpCo (“Professional Partners”), and Perella Weinberg Partners LLC, a Delaware limited liability company and the general partner of Professional Partners (“Professionals GP”), was completed (the “Closing”). Pursuant to the Business Combination Agreement, among other things, (i) FTIV acquired certain partnership interests in PWP OpCo, (ii) PWP OpCo became jointly-owned by the Company, Professional Partners and certain existing partners of PWP OpCo, and (iii) PWP OpCo now serves as the Company’s operating partnership as part of an umbrella limited partnership C-corporation.
Pursuant to the Business Combination Agreement, subject to certain conditions set forth therein, and in connection with the Closing:
(i)the Company acquired newly-issued Class A partnership units of PWP OpCo in exchange for cash in an amount equal to the outstanding excess cash balances of the Company (including the proceeds from the PIPE Investment (as defined below)) as of Closing;
(ii)Professional Partners contributed the equity interests of PWP GP, the general partner of PWP OpCo, to the Company;
(iii)the Company issued new shares of Class B-1 common stock, par value $0.0001 per share (“Class B-1 Common Stock”), and Class B-2 common stock, par value $0.0001 per share (“Class B-2 Common Stock” and, together with the Class B-1 Common Stock, the “Class B Common Stock”), to PWP OpCo, with the Class B-1 Common Stock being distributed to and owned by Professional Partners and the Class B-2 Common Stock being distributed to and owned by certain existing investor limited partners of PWP OpCo who hold interests in PWP OpCo, alongside Professional Partners (“ILPs”), with the number of shares of such common stock issued to PWP OpCo equal the number of Class A partnership units of PWP OpCo that were held by Professional Partners and ILPs, respectively, following the Closing; and
(iv)the Company repaid certain indebtedness of PWP OpCo and its subsidiaries, and paid certain expenses, and PWP OpCo first redeemed PWP OpCo units held by certain electing ILPs, and second, redeemed PWP OpCo units held by certain former working limited partners whose tenure was terminated prior to November 1, 2020 and retained remaining proceeds for general corporate purposes.
Concurrently with the execution of the Business Combination Agreement, the Company also entered into a Subscription Agreement with certain private investors (the “PIPE Investors”) pursuant to, and on the terms and subject to the conditions of, which the PIPE Investors have collectively subscribed for 12.5 million shares of the Company’s Class A Common Stock for an aggregate purchase price equal to $125 million (the “PIPE Investment”), including $1.5 million subscribed by entities related to the Sponsor. The PIPE Investment was consummated concurrently with the Closing.
At the Closing, the Company entered into a tax receivable agreement with PWP OpCo, Professional Partners and certain other persons party thereto (the “Tax Receivable Agreement”). The Tax Receivable Agreement generally provides for payment by the Company to ILPs and certain Partners (as defined therein) (the “TRA Parties”) of 85% of the amount of cash tax savings, if any, in U.S. federal, state, local and foreign income taxes that the Company is deemed to realize as a result of (a) the Business Combination and related transactions, (b) each exchange of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (c) payments made under the Tax Receivable Agreement. The Company expects to retain the benefit of the remaining 15% of these cash tax savings.

Upon the Closing, the ownership interests in the Company were as follows:

Total Capitalization (in thousands)
	Shares	%
Class A Common Stock (Excluding Founder Shares* and Placement Shares*)	35,500	38.1%
Founder Shares and Placement Shares**	7,457	8.0%
Class A Common Stock Outstanding at Closing	42,957	46.1%
Additional Class A Common Stock Assuming All PWP OpCo Class A Partnership Units Exchanged***	50,154	53.9%
Class A Common Stock (Assuming PWP OpCo Class A Partnership Units Fully Exchanged)***	93,111	100.0%
Class B-1 Common Stock and Class B-2 Common Stock****	50,154	n/a
__________________
*References herein to “Founder Shares” refer to the 7,870,000 shares of Class B Common Stock held by the Sponsor prior to the Business Combination, 1,023,333 of which were forfeited and 6,846,667 of which were converted into shares of our Class A Common Stock at the closing of the Business Combination. All but 1,000,000 of the Founder Shares held by the Sponsor were distributed to the Sponsor’s members on January 7, 2022. References herein to “Placement Shares” refer to the 610,000 shares of Class A Common Stock underlying the 610,000 units that were initially issued to the Sponsor in a private placement simultaneously with the closing of FTIV’s initial public offering and which were distributed to the Sponsor’s members on January 7, 2022.
**     Includes 100% of Founder Shares and Placement Shares, including those subject to performance targets.
***   The shares attributed to Professional Partners and ILPs represent ownership in the form of PWP OpCo Class A partnership units, which are exchangeable into the Company’s Class A Common Stock on a one-for-one basis. As shares of Class B-1 Common Stock and Class B-2 Common Stock have de minimis economic rights, they have been excluded from the calculations in this table of Class A Common Stock issued upon the conversion of Class B Common Stock in connection with the exchange of PWP OpCo Class A partnership units.
**** Shares of Class B-1 Common Stock were issued to Professional Partners and shares of Class B-2 Common Stock were issued to certain ILPs. Shares of Class B-1 Common Stock carry 10 votes per share and shares of Class B-2 Common Stock carry 1 vote per share.
Accounting for the Business Combination
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FTIV, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and PWP was treated as the accounting acquirer. This determination was primarily based on PWP having a majority of the voting power of the post-combination company, PWP’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of PWP compared to FTIV, and PWP’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of a capital transaction in which PWP issued stock for the net assets of FTIV. The net assets of FTIV were recorded at historical cost, with no goodwill or other intangible assets recorded.
The Business Combination was structured such that, among other things, (i) FTIV acquired a minority partnership interest in PWP OpCo, (ii) Professional Partners and certain investor limited partners of PWP OpCo together acquired a majority voting interest in the Company, and (iii) PWP OpCo, following the Closing, serves as the operating partnership as part of an umbrella limited partnership C-corporation structure. The portion of the consolidated subsidiaries not owned by the Company is based on the shares held by Professional Partners and ILPs as depicted in the capitalization tables above and any balances and related activities have been classified as non-controlling interests in the consolidated statement of financial condition and net income (loss) attributable to non-controlling interests in the consolidated statement of operations in accordance with ASC 810, Consolidation.
Tax Receivable Agreement
In connection with the Closing, the Company entered into the Tax Receivable Agreement that provides for payment by the Company to TRA Parties of 85% of the amount of cash tax savings, if any, in U.S. federal, state, local and foreign income taxes that the Company is deemed to realize as a result of (a) the Business Combination and related transactions, (b) each exchange of interests in PWP OpCo for cash or stock of the Company and certain other transactions and (c) payments made under the Tax Receivable Agreement.

Due to the uncertainty in the amount and timing of any additional future exchanges of PWP OpCo Class A partnership units by the limited partners of Professional Partners (after distribution of PWP OpCo Class A partnership units by Professional Partners) and ILPs, no increases in tax basis in PWP’s assets or other tax benefits that may be realized from such additional future exchanges have been assumed in the unaudited pro forma condensed combined financial information.
Other Events
In connection with the Business Combination and related internal reorganization steps consummated concurrently with the Closing, Professional Partners has implemented a crystallized ownership structure that, among other things, includes a class of partnership units which tracks PWP’s advisory business and allocates increases in value and income/distributions with respect to the advisory business on a pro-rata basis to all holders of such partnership units in accordance with their ownership interests. As part of the reorganization of Professional Partners, alignment capital units (“ACUs”) and value capital units (“VCUs”), which represent equity awards of Professional Partners, have been granted and equity-based compensation has been recorded, and will continue to be recorded, in accordance with ASC 718. Such equity awards have been reflected in the unaudited pro forma condensed combined financial information as if granted on January 1, 2021. The equity-based compensation related to the ACUs and VCUs does not result in incremental dilution to the Company’s shareholders relative to Professional Partners, as the vesting of ACUs and VCUs will have no impact to Professional Partners’ interest in PWP OpCo. As a result, equity-based compensation related to the ACUs and VCUs has been fully attributed to non-controlling interests in the unaudited pro forma condensed combined financial information.
In addition, the unaudited pro forma condensed combined financial information gives effect to the issuance of 10.2 million restricted stock units and performance restricted stock units granted in connection with the Business Combination (“Transaction RSUs” and “Transaction PSUs,” respectively), as if granted on January 1, 2021.
Description of the January 2022 Offering
On January 21, 2022, the Company completed an underwritten public offering of 3,502,033 shares of our Class A Common Stock.
Upon consummation of the January 2022 Offering and the use of proceeds thereof, the ownership was as follows:

Total Capitalization (in thousands)
	Shares	%
Class A Common Stock (Excluding Founder Shares and Placement Shares)	39,881	42.9%
Founder Shares and Placement Shares*	6,457	6.9%
Class A Common Stock Outstanding Upon Consummation of January 2022 Offering	46,338	49.8%
Additional Class A Common Stock Assuming All PWP OpCo Class A Partnership Units Exchanged**	46,656	50.2%
Class A Common Stock (Assuming PWP OpCo Units Fully Exchanged)**	92,994	100.0%
Class B-1 Common Stock and B-2 Common Stock***	46,656	n/a
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*Includes 100% of Founder Shares and Placement Shares, including those subject to performance targets.
**    The shares attributed to Professional Partners and ILPs represent ownership in the form of PWP OpCo Class A partnership units, which are exchangeable into the Company’s Class A Common Stock on a one-for-one basis. As shares of Class B-1 Common Stock and Class B-2 Common Stock have de minimis economic rights, they have been excluded from the calculations in this table of Class A Common Stock issued upon the conversion of Class B Common Stock in connection with the exchange of PWP OpCo Class A partnership units.
***   Shares of Class B-1 Common Stock were issued to Professional Partners and shares of Class B-2 Common Stock were issued to certain ILPs. Shares of Class B-1 Common Stock carry 10 votes per share and shares of Class B-2 Common Stock carry 1 vote per share.

Description of the Offer
The Company is offering to the holders of our Warrants the opportunity to receive 0.20 shares of Class A Common Stock in exchange for each of our Warrants tendered by the Warrant Holder and exchanged pursuant to the Offer.
Upon consummation of the Offer and assuming all Warrants are exchanged for Class A Common Stock, the ownership is expected to be as follows:

Total Capitalization (in thousands)
	Shares	%
Class A Common Stock (Excluding Founder Shares and Placement Shares)	35,870	40.8%
Founder Shares and Placement Shares*	6,457	7.3%
Class A Common Stock Outstanding Upon Consummation of the Offer†	42,327	48.1%
Additional Class A Common Stock Assuming All PWP OpCo Class A Partnership Units Exchanged**	45,690	51.9%
Class A Common Stock (Assuming PWP OpCo Units Fully Exchanged)**	88,017	100.0%
Class B-1 Common Stock and B-2 Common Stock***	45,690	n/a
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†       Reflects the Company’s repurchase of 7,032,179 shares of Class A Common Stock that settled through July 21, 2022 pursuant to its stock repurchase program.
*       Includes 100% of Founder Shares and Placement Shares, including those subject to performance targets.
**     The shares attributed to Professional Partners and ILPs represent ownership in the form of PWP OpCo Class A partnership units, which are exchangeable into the Company’s Class A Common Stock on a one-for-one basis. As shares of Class B-1 Common Stock and Class B-2 Common Stock have de minimis economic rights, they have been excluded from the calculations in this table of Class A Common Stock issued upon the conversion of Class B Common Stock in connection with the exchange of PWP OpCo Class A partnership units.
***   Shares of Class B-1 Common Stock were issued to Professional Partners and shares of Class B-2 Common Stock were issued to certain ILPs. Shares of Class B-1 Common Stock carry 10 votes per share and shares of Class B-2 Common Stock carry 1 vote per share.
Basis of Pro Forma Presentation
The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon the Closing as well as the consummation of the January 2022 Offering and the Offer assuming all Warrants are exchanged for Class A Common Stock.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. FTIV and PWP have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition
As of June 30, 2022
(in thousands)

	PWP	Offer Adjustments		Pro Forma Combined
	(a)
Assets
Cash and cash equivalents	$150,286	$—		$150,286
Restricted cash	2,738	—		2,738
Investments in short-term marketable debt securities	114,819	—		114,819
Accounts receivable, net of allowance	38,883	—		38,883
Due from related parties	3,638	—		3,638
Fixed assets, net of accumulated depreciation and amortization	12,711	—		12,711
Intangible assets, net of accumulated amortization	29,062	—		29,062
Goodwill	34,383	—		34,383
Prepaid expenses and other assets	24,395	—		24,395
Right-of-use lease assets	99,670	—		99,670
Deferred tax assets, net	29,582	—		29,582
Total assets	$540,167	$—		$540,167
Liabilities and Equity
Accrued compensation and benefits	$98,375	$—		$98,375
Deferred compensation programs	5,512	—		5,512
Accounts payable, accrued expenses and other liabilities	33,816	1,613	(b)	35,429
Deferred revenue	4,570	—		4,570
Lease liabilities	102,155	—		102,155
Warrant liabilities	5,706	(5,706)	(c)	—
Amount due pursuant to tax receivable agreement	21,220	—		21,220
Total liabilities	271,354	(4,093)		267,261
Commitments and contingencies
Class A common stock, par value $0.0001 per share	5	—		5
Class B common stock, par value $0.0001 per share	5	—		5
Additional paid-in-capital	203,861	12,812	(c)	212,419
		(4,254)	(d)
Retained earnings (accumulated deficit)	(8,834)	(7,106)	(c)	(13,057)
		(1,613)	(b)
		4,496	(d)
Accumulated other comprehensive income (loss)	(5,334)	—		(5,334)
Treasury stock, at cost	(57,287)	—		(57,287)
Total Perella Weinberg Partners equity	132,416	4,335		136,751
Non-controlling interests	136,397	(242)	(d)	136,155
Total equity	268,813	4,093		272,906
Total liabilities and equity	$540,167	$—		$540,167

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2021
(in thousands, except share and per share amounts)

	FTIV	PWP	Business Combination and January 2022 Offering Adjustments		Offer Adjustments		Pro Forma Combined
	(aa)	(bb)
Revenues	$—	$801,662	$—		$—		$801,662
Expenses
Compensation and benefits	—	504,364	—		—		504,364
Equity-based compensation	—	96,330	31,615	(dd)	—		157,446
			29,501	(cc)
Total compensation and benefits	—	600,694	61,116		—		661,810
Professional fees	—	41,891	—		1,613	(kk)	43,504
Technology and infrastructure	—	28,355	—		—		28,355
Rent and occupancy	—	26,406	—		—		26,406
Travel and related expenses	—	6,261	—		—		6,261
General, administrative and other expenses	2,905	16,982	—		—		19,887
Depreciation and amortization	—	14,489	—		—		14,489
Total expenses	2,905	735,078	61,116		1,613		800,712
Operating income (loss)	(2,905)	66,584	(61,116)		(1,613)		950
Non-operating income (expenses)
Related party income	—	7,516	—		—		7,516
Other income (expense)	—	761	—		—		761
Change in fair value of warrant liabilities	(5,543)	(4,897)	—		10,440	(ll)	(4,165)
					(4,165)	(ll)
Loss on extinguishment of debt	—	(39,408)	—		—		(39,408)
Interest income (expense)	10	(7,606)	7,596	(hh)	—		—
Total non-operating income (expenses)	(5,533)	(43,634)	7,596		6,275		(35,296)
Income (loss) before income taxes	(8,438)	22,950	(53,520)		4,662		(34,346)
Income tax benefit (expense)	—	(18,927)	(10,698)	(ee)			(31,321)
			(1,696)	(jj)
Net income (loss)	$(8,438)	4,023	(65,914)		4,662		(65,667)
Less: Net income (loss) attributable to non-controlling interests		13,444	(35,195)	(ff)	2,026	(mm)	(62,965)
			(29,501)	(cc)
			(12,741)	(ii)
			(998)	(jj)
Net income (loss) attributable to Perella Weinberg Partners		$(9,421)	$12,521		$2,636		$(2,702)
Net income (loss) per share attributable to Class A common shareholders
Basic		$(0.22)					$(0.06)	(gg)
Diluted		$(0.66)					$(0.65)	(gg)
Weighted-average shares of Class A Common Stock outstanding
Basic		42,595,712					48,473,439
Diluted		92,749,911					95,129,438

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2022
(in thousands, except share and per share amounts)

	PWP	January 2022 Offering Adjustments	Offer Adjustments		Pro Forma Combined
	(nn)	(oo)
Revenues	$302,980	$—	$—		$302,980
Expenses
Compensation and benefits	177,832	—	—		177,832
Equity-based compensation	77,317	—	—		77,317
Total compensation and benefits	255,149	—	—		255,149
Professional fees	17,722	—	—		17,722
Technology and infrastructure	15,077	—	—		15,077
Rent and occupancy	11,107	—	—		11,107
Travel and related expenses	5,935	—	—		5,935
General, administrative and other expenses	11,766	—	—		11,766
Depreciation and amortization	5,596	—	—		5,596
Total expenses	322,352	—	—		322,352
Operating income (loss)	(19,372)	—	—		(19,372)
Non-operating income (expenses)
Related party income	1,508	—	—		1,508
Other income (expense)	5,756	—	—		5,756
Change in fair value of warrant liabilities	22,100	—	(22,100)	(pp)	—
Interest expense	(137)	—	—		(137)
Total non-operating income (expenses)	29,227	—	(22,100)		7,127
Income (loss) before income taxes	9,855	—	(22,100)		(12,245)
Income tax benefit (expense)	(6,137)	—	—		(6,137)
Net income (loss)	3,718	—	(22,100)		(18,382)
Less: Net income (loss) attributable to non-controlling interests	(14,441)	(540)	(11,355)	(qq)	(26,336)
Net income (loss) attributable to Perella Weinberg Partners	$18,159	$540	$(10,745)		$7,954
Net income (loss) per share attributable to Class A common shareholders
Basic	$0.40				$0.16	(rr)
Diluted	$(0.01)				$(0.24)	(rr)
Weighted-average shares of Class A Common Stock outstanding
Basic	45,247,373				49,275,005
Diluted	91,953,077				95,594,131

1.Basis of Presentation
The pro forma adjustments have been prepared as if the exchange of all Warrants for Class A Common Stock pursuant to the Offer had occurred on June 30, 2022, in the case of the unaudited pro forma condensed combined statement of financial condition, and as if the Offer, the January 2022 Offering, and the Business Combination had been consummated on January 1, 2021, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.
The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of PWP with the Business Combination being treated as the equivalent of PWP issuing stock for the net assets of FTIV, accompanied by a recapitalization.
The pro forma adjustments represent management’s estimates based on information available as of the date of the Company’s current report on Form 8-K of which this exhibit 99.1 is a part and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances. If facts are different than these estimates, then the actual amounts recorded may be different.
2.Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of June 30, 2022
The unaudited pro forma condensed combined statement of financial condition as of June 30, 2022 reflects the following adjustments:
(a)Represents the PWP historical unaudited condensed consolidated statement of financial condition as of June 30, 2022.
(b)Represents the pro forma adjustments to record estimated costs related to the Offer.
(c)Represents the pro forma adjustments to reflect the exchange of all Warrants for 1,573,995 shares of Class A Common Stock pursuant to the Offer.
(d)Represents the pro forma adjustments to non-controlling interests as a result of adjustments (b) and (c), as well as PWP’s increased ownership in PWP OpCo as a result of the PWP OpCo Class A partnership units received upon settlement of the Offer.
3.Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2021
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 reflects the following adjustments:
(aa)Represents the FTIV historical unaudited condensed statement of operations for the period from January 1, 2021 through June 24, 2021 (the Closing Date).
(bb)Represents the PWP historical audited consolidated statement of operations for the year ended December 31, 2021.

(cc)Represents the pro forma adjustment to record the expense related to the ACUs and VCUs that were granted in connection with the internal reorganization as part of the Business Combination and are subject to a three to five-year vesting period. Such amounts have been allocated to non-controlling interests as the vesting of the ACUs and VCUs do not impact the Company as there is no additional dilution to the Company’s shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including the Company).
(dd)Represents the pro forma adjustment to record the expense related to the Transaction RSUs.
(ee)Represents adjustment to record the tax provisions of the combined company on a pro forma basis using a federal statutory tax rate of 21% and a state blended rate of 4%, which was calculated assuming the U.S. federal rates currently in effect and the statutory rates applicable to each state, local and foreign jurisdiction where we estimate our income will be apportioned, which was applied to the income attributable to the combined company. The income attributable to non-controlling interests is pass-through income. However, the effective tax rate of the combined company could differ as a result of actions taken by the combined company subsequent to the Business Combination and other factors, including a final analysis of the future realizability of our deferred tax assets and determination of a valuation allowance, any changes in tax laws and the impact of permanent tax differences.
(ff)Represents the pro forma adjustments to allocate the portion of net income (loss) prior to the Business Combination attributable to Perella Weinberg Partners based on the aggregate Perella Weinberg Partners ownership as depicted in the post-Business Combination capitalization table above, adjusted for the vesting of Transaction RSUs during the year ended December 31, 2021. Historical equity-based compensation amounts and the expense related to ACUs and VCUs discussed in adjustment (cc) have been allocated to non-controlling interests as the vesting of ACUs and VCUs do not impact the Company as there is no additional dilution to the Company’s shareholders and no impact to the allocation of distributions from PWP OpCo to each of its investors (including the Company).
(gg)Basic net income (loss) per share of Class A Common Stock represents net income (loss) attributable to the Company divided by the weighted average number of shares of Class A Common Stock outstanding for the period. Diluted net income (loss) per share of Class A Common Stock is computed by adjusting net income (loss) attributable to the Company and the weighted average number of shares of Class A Common Stock outstanding to give effect to potentially dilutive securities. PWP OpCo Class A partnership units may be exchanged for the Company’s Class A Common Stock on a one-for-one basis.
Weighted average number of shares of Class A Common Stock outstanding Basic and Diluted for the year ended December 31, 2021 includes 42,957,000 shares that were outstanding as of the completion of the Business Combination, 1,440,613 shares related to Transaction RSUs subject to a time-based vesting schedule, 3,502,033 shares related to the January 2022 Offering, 1,573,995 shares related to the Offer, and an adjustment for treasury stock purchases that occurred in 2021.

The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma diluted net income (loss) per share of Class A Common Stock:
Diluted net income (loss) per share of Class A Common Stock for the year ended December 31, 2021:

Numerator (in thousands)
Net income (loss) attributable to the Company	$(2,702)
Effect of assumed exchange of PWP OpCo Class A partnership units for Class A Common Stock	(62,965)
Estimated tax benefit (expense) of assumed exchange of PWP OpCo Class A partnership units for Class A Common Stock	3,987
Net income (loss) attributable to the Company—Diluted	$(61,680)

Denominator
Weighted average number of shares of Class A Common Stock outstanding—Basic	48,473,439
Assumed exchange of PWP OpCo Class A partnership units for Class A Common Stock	46,655,999
Weighted-average number of shares of Class A Common Stock outstanding—Diluted	95,129,438
Net income (loss) per share of Class A Common Stock—Diluted	$(0.65)
Net income (loss) per share of Class B Common Stock has not been presented as the shares have de minimis economic and participating rights.
(hh)Reflects the pro forma adjustment to eliminate the interest income on the investments held in FTIV’s trust account and to eliminate the interest expense assuming the paydown of all outstanding debt from the proceeds of the Business Combination as if it occurred on January 1, 2021.
(ii)Represents the pro forma adjustments to adjust non-controlling interests for the portion of net income (loss) attributable to non-controlling interests resulting from adjustments (dd) and (hh) based on the aggregate Professional Partners and ILPs ownership as depicted in the post-Business Combination capitalization table above, adjusted for the assumed vesting of Transaction RSUs during the year ended December 31, 2021 and for treasury stock purchases that occurred in 2021.
(jj)Reflects the pro forma impact to income tax benefit (expense) and net income (loss) attributable to non-controlling interests as a result of PWP’s increased ownership in PWP OpCo as a result of the acquisition of PWP OpCo Class A partnership units with the proceeds of the January 2022 Offering.
(kk)Reflects the pro forma adjustment to record estimated transaction costs related to the Offer.
(ll)Reflects the pro forma adjustment to reverse the historical change in fair value of warrant liabilities assuming all Warrants are exchanged for Class A Common Stock on January 1, 2021 and to record the loss due to the premium received by holders of Warrants under these same assumptions.
(mm)Reflects the pro forma impact to net income (loss) attributable to non-controlling interests as a result of adjustments (kk) and (ll), as well as PWP’s increased ownership in PWP OpCo due to the PWP OpCo Class A partnership units received upon settlement of the Offer. The related pro forma impact to Income tax benefit (expense) is not material.
4.Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2022
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 reflects the following adjustments:
(nn)Represents the PWP historical unaudited condensed consolidated statement of operations for the six months ended June 30, 2022.

(oo)Reflects the pro forma impact to net income (loss) attributable to non-controlling interests as if PWP’s increased ownership in PWP OpCo as a result of the January 2022 Offering, and the related acquisition described in (jj) above, was reflected for the full six months ended June 30, 2022. The related pro forma impact to Income tax benefit (expense) is not material.
(pp)Reflects the pro forma adjustment to eliminate the change in fair value of warrant liabilities assuming all Warrants were exchanged for Class A Common Stock pursuant to the Offer on January 1, 2021.
(qq)Reflects the pro forma impact to net income (loss) attributable to non-controlling interests as a result of adjustment (pp), as well as PWP’s increased ownership in PWP OpCo as described in (mm) above. The related pro forma impact to Income tax benefit (expense) is not material.
(rr)Basic net income (loss) per share of Class A Common Stock represents net income (loss) attributable to the Company divided by the weighted average number of shares of Class A Common Stock outstanding for the period. Diluted net income (loss) per share of Class A Common Stock is computed by adjusting net income (loss) attributable to the Company and the weighted average number of Class A Common Stock outstanding to give effect to potentially dilutive securities. PWP OpCo Class A partnership units may be exchanged for the Company’s Class A Common Stock on a one-for-one basis.
The weighted average number of Class A Common Stock outstanding Basic and Diluted for the six months ended June 30, 2022 as reported in PWP’s historical unaudited condensed consolidated financial statements are adjusted to assume 1,573,995 shares related to the Offer, 3,502,033 shares related to the January 2022 Offering and 2,066,672 additional shares related to Transaction RSUs subject to a time-based vesting schedule were outstanding for the whole period presented.
The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma diluted net income (loss) per share of Class A Common Stock:
Diluted net income (loss) per share of Class A Common Stock for the six months ended June 30, 2022:

Numerator (in thousands)
Net income (loss) attributable to the Company	$7,954
Effect of assumed exchange of PWP OpCo Class A partnership units for Class A Common Stock	(26,336)
Estimated tax benefit (expense) of assumed exchange of PWP OpCo Class A partnership units for Class A Common Stock	(4,208)
Net income (loss) attributable to the Company—Diluted	$(22,590)

Denominator
Weighted average number of shares of Class A Common Stock outstanding—Basic	49,275,005
Assumed exchange of PWP OpCo Class A partnership units for Class A Common Stock	46,319,126
Weighted-average number of shares of Class A Common Stock outstanding—Diluted	95,594,131
Net income (loss) per share of Class A Common Stock—Diluted	$(0.24)
Net income (loss) per share of Class B Common Stock has not been presented as the shares have de minimis economic and participating rights.

COMPARATIVE PER SHARE INFORMATION
The following table sets forth unaudited pro forma per share information of the Company (i) for the year ended December 31, 2021 after giving effect to the Business Combination, the January 2022 Offering, and the exchange of all Warrants for Class A Common Stock pursuant to the Offer as if they had occurred on January 1, 2021, (ii) for the six months ended June 30, 2022 after giving effect to the January Offering and the exchange of all Warrants for Class A Common Stock pursuant to the Offer as if they had occurred on January 1, 2021, and (iii) as of June 30, 2022 after giving effect to the exchange of all Warrants for Class A Common Stock pursuant to the Offer as if it had occurred on June 30, 2022.
The historical information should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited historical financial statements and the related notes of PWP, included in the 2021 Annual Report and in the 2022 Second Quarterly Report, as the case may be. The unaudited pro forma condensed combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included herein. The unaudited pro forma condensed combined net income per share information below does not purport to represent our consolidated results of operations after giving effect to the Business Combination, the January 2022 Offering, and the Offer nor to project our results of operations for any future date or period. The unaudited pro forma book value per share below does not purport to represent our actual book value after giving effect to the Offer nor the book value per share for any future date or period.

	PWP Historical	Pro Forma Combined
Book value per share, June 30, 2022(1)	$2.92	$2.85
Basic net income (loss) per share of Class A Common Stock, June 30, 2022	$0.40	$0.16
Diluted net income (loss) per share of Class A Common Stock, June 30, 2022	$(0.01)	$(0.24)
Weighted average shares of Class A Common Stock outstanding—basic, June 30, 2022	45,247,373	49,275,005
Weighted average shares of Class A Common Stock outstanding—diluted, June 30, 2022	91,953,077	95,594,131
Basic net income (loss) per share of Class A Common Stock, December 31, 2021	$(0.22)	$(0.06)
Diluted net income (loss) per share of Class A Common Stock, December 31, 2021	$(0.66)	$(0.65)
Weighted average shares of Class A Common Stock outstanding—basic, December 31, 2021	42,595,712	48,473,439
Weighted average shares of Class A Common Stock outstanding—diluted, December 31, 2021	92,749,911	95,129,438
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(1)Book value per share equals total equity divided by weighted average shares of Class A Common Stock outstanding—diluted.